UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2026

HECLA MINING CO/DE/
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive Suite 200
Coeur D'Alene, Idaho		83815-9408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (208) 769-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	HL	New York Stock Exchange
Series B Cumulative Convertible Preferred Stock, par value $0.25 per share	HL-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 on Form 8-K/A (this "Amendment") amends the Current Report on Form 8-K filed by Hecla Mining Company (the "Company") with the U.S. Securities and Exchange Commission on March 25, 2026 (the "Original Report"), solely to include the unaudited pro forma condensed consolidated financial information required pursuant to Item 9.01(b). This Amendment does not otherwise revise the Original Report in any way.

As previously reported in the Original Report, on March 25, 2026, the Company completed the sale of all of the issued and outstanding shares of its wholly-owned subsidiary, Hecla Quebec Inc. ("HQI"), to 17629346 Canada Inc., an affiliate of Orezone Gold Corporation. The transaction was previously announced by the Company on January 26, 2026 and disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2026.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The Company's unaudited pro forma condensed consolidated financial information and related notes for the years ended December 31, 2025, 2024 and 2023 and as of December 31, 2025, are attached as Exhibit 99.2 hereto and incorporated by reference herein.

(d) Exhibits

Exhibit Number	Description

99.2	Unaudited pro forma condensed consolidated financial information and related notes for the years ended December 31, 2025, 2024 and 2023 and as of December 31, 2025*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hecla Mining Company

Date:	March 30, 2026	By:	/s/ David C. Sienko
David C. Sienko Sr. Vice President & General Counsel